CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-80 of our report dated March 15, 2011 relating to the consolidated financial statements of Trelawney Mining and Exploration Inc. as at December 31, 2010 and for the year then ended.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP
Chartered accountants
Licensed Public Accountants
Toronto, Canada

August 30, 2011